Exhibit 10.1

EXECUTION COPY

OMNIBUS

AMENDMENT NO. 8 TO

RECEIVABLES LOAN AGREEMENT

AMENDMENT NO. 3 TO

SALE AND CONTRIBUTION AGREEMENT

This OMNIBUS AMENDMENT NO. 8 TO RECEIVABLES LOAN AGREEMENT AND AMENDMENT NO. 3 TO SALE AND CONTRIBUTION AGREEMENT, effective as of March 9, 2018 (this “Amendment”), is executed by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), HILTON RESORTS CORPORATION, a Delaware corporation (the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Paying Agent and Securities Intermediary, the financial institutions signatory hereto as Managing Agents, the financial institutions signatory hereto as Conduit Lenders, the financial institutions signatory hereto as Committed Lenders and DEUTSCHE BANK SECURITIES, INC., as Administrative Agent. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Receivables Loan Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Managing Agents party thereto, the Administrative Agent, Wells Fargo Bank National Association, as Securities Intermediary and Paying Agent, the Conduit Lenders party thereto, and the Committed Lenders party thereto are parties to that certain Receivables Loan Agreement dated as of May 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”);

WHEREAS, the Borrower and Seller are party to that certain Sale and Contribution Agreement, dated as of May 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”); and

WHEREAS, as provided herein, the parties hereto have agreed to provide certain waivers under the Receivables Loan Agreement and Sale and Contribution Agreement and amend certain provisions of the Receivables Loan Agreement and the Sale and Contribution Agreement, each as further described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Waivers to the Receivables Loan Agreement and Sale and Contribution Agreement. Effective as of the date hereof (the “Effective Date”), and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent and the Majority Managing Agents agree to waive the following Defaults and Events of Default:

1.1    Prior to the date hereof, failure to deliver the audited financial statements, related notes and related compliance certificate with respect to the Seller and its Subsidiaries on a consolidated basis as at the end of the 2016 fiscal year as required pursuant to Section 4.2(a)(ii) and 4.2(b) of the Sale and Contribution Agreement; and

1.2    Failure to deliver the unaudited financial statements and related compliance certificates with respect to the Seller and its Subsidiaries on a consolidated basis for each of the quarterly fiscal periods ending March 31, 2017, June 30, 2017 and September 30, 2017 as required pursuant to Section 4.2(a)(i) and 4.2(b) of the Sale and Contribution Agreement.

The foregoing waivers do not and shall not apply to any other Default or Event of Default that may currently be outstanding, and shall not apply to any future Default or Event of Default. Without limiting the generality of the foregoing, each of the Borrower and Seller, on its behalf and on behalf of its Subsidiaries and Affiliates, agrees that foregoing waivers and the execution, delivery and effectiveness of this Amendment shall not entitle the Borrower or the Seller to any future or additional consent, amendment, waiver or modification of any provision of the Receivables Loan Agreement or any other Facility Document, nor shall the execution and delivery of this Amendment establish a course of dealing among the Borrower, the Seller, the Administrative Agent and the Managing Agents or in any other way obligate the Administrative Agent or the Managing Agents to hereafter provide any consent, amendment, waiver or modification of any provision of the Receivables Loan Agreement, the Sale and Contribution Agreement or any other Facility Document.

SECTION 2.    Amendment to the Receivables Loan Agreement. Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Loan Agreement is hereby amended as follows:

2.1    The definitions of “Commitment Termination Date”, “Hedging Period”, “Required Rate” and “Used Fee Rate” set forth in Section 1.01 are hereby amended and restated in their entirety as follows:

“Commitment Termination Date” means March 9, 2020, as such date may be extended from time to time pursuant to Section 2.07.”

“Hedging Period” means each period commencing on a Distribution Date on which (i) the Excess Spread Percentage on such Distribution Date is less than 6.75% or (ii) the LIBOR Rate for the Interest Period commencing on such Distribution Date is greater than 3.00% and ending on the next Distribution Date on which the condition described in clause (i) or (ii) hereof that caused such period to commence no longer exists.

“Required Rate” means, on any date of determination, the Hedge Rate that would cause the Excess Spread Percentage to be equal to 6.50% on such date.

“Used Fee Rate” has the meaning set forth in the Fee Letter.

2.2    Section 4.01(v) is hereby amended and restated as follows:

“(v) OFAC. None of the Borrower or any other Subsidiary of the Seller (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries or (iii) derives any operating income from investments in, or transaction with, Sanctioned Persons or Sanctioned Countries. None of the proceeds of any Loan have been or will be used to fund any operations or finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Country.”

2.3    Section 7.01(s)(i) is hereby is hereby amended and restated as follows:

“(i)    the Average Delinquency Ratio or the Average Managed Portfolio Delinquency Ratio exceeds 3.00%; or”

2.4    Schedule III to the Receivables Loan Agreement is hereby amended to replace the Notice Address and Wiring Instructions for Wells Fargo Bank, National Association (as a Committed Lender and a Managing Agent) with the following:

Wells Fargo Bank, National Association

7711 Plantation Rd

Roanoke, VA 24019

Telephone: 212-214-5757

Email:	RKELCFX@wellsfargo.com
leigh.a.kurtz@wellsfargo.com
joe.mcelroy@wellsfargo.com
leigh.poltrack@wellsfargo.com
bryan.lahey@wellsfargo.com

Wiring Instructions to which payments hereunder are to be made:

Fed ABA: 121-000-248

Fed Bank: Wells Fargo Bank, N.A.

Acct Name: Roanoke In/Out Wire Account

Acct. #: 00698311628807

Attention: MCTNA

Ref: Hilton Grand Vacations Trust I LLC

2.5    Schedule V to the Receivables Loan Agreement is hereby amended to include the following Resorts and Resort Associations:

RESORTS AND RESORT ASSOCIATIONS

Project Marketing Name	Project Legal Name	Address of Resort	Association Name
The Bay Club at Waikoloa Beach Resort	The Bay Club Ownership Program (Project No. 167 only)	69-450 Waikoloa Beach Drive, Waikoloa, Hawaii 96738	The Bay Club Vacation Owners Association

Ocean Tower by Hilton Grand Vacations Club	Ocean Tower Vacation Suites (Project No. 69 only)	69-425 Waikoloa Beach Drive, Waikoloa, Hawaii 96738	Ocean Tower Vacation Owners Association, Inc.

Sunrise Lodge, a Hilton Grand Vacations Club	Sunrise Lodge (Project No. 63 only)	2307 West High Mountain Road, Park City, Utah 84098	Sunrise Lodge Timeshare Owners Association, Inc.

SECTION 3.    Amendment to the Sale and Contribution Agreement. Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Sale and Contribution Agreement is hereby amended as follows:

3.1    Section 2.7(c)(ii) of the Sale and Contribution Agreement is amended and restated in its entirety as follows:

“(ii)    The Seller shall have the option, but not the obligation, on any date, to either (i) repurchase a Defaulted Timeshare Loan from the Purchaser for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any, in accordance with Section 2.7(d), in each case not later than the Distribution Date with respect to the Collection Period during which such Timeshare Loan became a Defaulted Timeshare Loan; provided, however, the aggregate Timeshare Loan Balances of all Defaulted Timeshare Loans that may be repurchased and/or substituted pursuant to this Section 2.7(c)(ii) shall be limited on any date to an amount equal to the amount by which (x) 20.0 % of the highest aggregate Cutoff Date Loan Balances of all Transferred Timeshare Loans owned by the Purchaser since the Closing Date or, if a Refinancing shall have occurred, since the most recent Refinancing Date, exceeds (y) the aggregate Timeshare Loan Balances of all Defaulted Timeshare Loans previously repurchased or substituted at the option of the Seller since the Closing Date or, if a Refinancing shall have occurred, the sum of (A) the aggregate Timeshare Loan Balances of all Defaulted Timeshare Loans repurchased or substituted at the option of the Seller since the most recent Refinancing Date and (B) the product of (1) the Remaining Percentage with respect to such Refinancing Date and (2) the amount calculated in accordance with this clause (y) on the Distribution Date immediately preceding such Refinancing Date, after giving effect to any repurchases or substitutions of Defaulted Timeshare Loans on or prior to such Distribution Date.”

3.2    Section 3.1(w) of the Sale and Contribution Agreement is amended and restated in its entirety as follows:

“(w) Accounting. The Seller accounts for and otherwise treats each Transfer of Transferred Property under this Agreement in its books and records as a legal sale of such Transferred Property; provided that the Transfers will not constitute sales under GAAP or for federal or state income tax reporting purposes and the Transferred Property will remain on the consolidated balance sheet of Hilton Grand Vacations Inc. and its Subsidiaries.”

3.3    Section 4.2(a) of the Sale and Contribution Agreement is amended and restated in its entirety as follows:

“(i)    within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Seller, the unaudited balance sheet of the Seller and its Subsidiaries on a consolidated basis as at the end of such period and the related unaudited combined statements of income for the Seller and its Subsidiaries for such period and the portion of the fiscal year through the end of such period; and

(ii)    within one hundred and five (105) days after the end of each fiscal year of the Seller, the audited financial statements and related notes with respect to the Seller and its Subsidiaries on a consolidated basis as at the end of such fiscal year and the related statements of operations and shareholders’ equity and, if prepared, the related audited combined statements of income and retained earnings and of cash flows for the Seller and its Subsidiaries on a consolidated basis for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that each combined financial statement fairly presents the financial condition and results of operations of the Seller and its Subsidiaries on a consolidated basis at the end of, and for, such fiscal year in accordance with GAAP, containing a footnote stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default; provided, however, that such financial statements of the Seller and its Subsidiaries shall not be required to be audited if the annual financial statements of the Seller and its Subsidiaries are included in the consolidated audit of Hilton Grand Vacations Inc.”

3.4    Section 4.2(b) of the Sale and Contribution Agreement is amended and restated in its entirety as follows:

“(b)    Compliance Certificates. Concurrently with any delivery of information under clause (a) above, a certificate of a Responsible Officer of the Seller (i) stating that the Responsible Officer of the Seller is unaware of any Event of Default as set forth in Section 7.01(t) of the Receivables Loan Agreement that would require disclosure and/or remedy as required under Section 7.03 thereof, provided that, if requested by the Administrative Agent, the Seller will provide in reasonable detail the calculations required to establish whether an Event of Default set forth in Section 7.01(t) of the Receivables Loan Agreement has occurred and (ii) stating that the attached financial statements have been prepared in accordance with GAAP to the extent required pursuant to this Section 4.2 and fairly present the financial condition and results of operations of the Seller and its Subsidiaries on a consolidated basis.”

SECTION 4.    Conditions Precedent. This Amendment shall become effective on the Effective Date upon the satisfaction of each of the following conditions precedent:

4.1    The Administrative Agent shall have received counterparts of this Amendment executed by each of the parties hereto.

4.2    (i) The Administrative Agent shall have received executed counterparts of that certain Third Amended and Restated Fee Letter, dated as of the date hereof, among the Administrative Agent, the Managing Agents, the Committed Lenders and the Borrower, from each of the parties thereto and (ii) the Borrower shall have paid all fees required to be paid by it on the date hereof under the foregoing fee.

SECTION 5.    Representations, Warranties and Confirmations. The Borrower hereby represents and warrants that:

5.1    It has the power and is duly authorized, including by all limited liability company action on its part, to execute and deliver this Amendment.

5.2     This Amendment has been duly and validly executed and delivered by it.

5.3    This Amendment, the Sale and Contribution Agreement and Receivables Loan Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

5.4    Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower set forth in the Receivables Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

5.5    Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes a Servicer Termination Event, Unmatured Servicer Termination Event, Default or Event of Default.

SECTION 6.    Delivery of Executed Amendment. The Borrower covenants and agrees that it will deliver an executed copy of this Amendment to the Servicer, the Paying Agent, the Backup Servicer and the Custodian promptly following the effectiveness hereof.

SECTION 7.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 8.    Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Contribution Agreement or the Receivables Loan Agreement, as applicable, shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Sale and Contribution Agreement or the Receivables Loan Agreement or any right, power or remedy of the Administrative Agent or any Managing Agent or Lender under the Sale and Contribution Agreement or the Receivables Loan Agreement, except as expressly modified hereby. Upon the effectiveness of this Amendment, each reference in the Sale and Contribution Agreement or the Receivables Loan Agreement to “this Agreement”, “this Sale and Contribution Agreement” or “this Receivables Loan Agreement” or words of like import shall mean and be references to the Sale and Contribution Agreement or the Receivables Loan Agreement, as applicable, as amended hereby, and each reference in any other Facility Document to the Sale and Contribution Agreement or Receivables Loan Agreement or to any terms defined in the Sale and Contribution Agreement or Receivables Loan Agreement which are modified hereby shall mean and be references to the Sale and Contribution Agreement or Receivables Loan Agreement, as applicable, or to such terms as modified hereby.

SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.    Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 11.    Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 12.    Novation. This Amendment does not constitute a novation or termination of the Receivables Loan Agreement, the Sale and Contribution Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 13.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 14.    Fees, Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:	/s/ Neil J. Peraza, CPA
Name:	Neil J. Peraza, CPA
Title:	Vice President - Finance and Treasurer

HILTON RESORTS CORPORATION, as Seller

By:	/s/ Kelly Lodde
Name:	Kelly Lodde
Title:	Senior Vice President, Asst. Secretary

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

DEUTSCHE BANK SECURITIES, INC., as Administrative Agent

By:	/s/ ROB SANNICANDRO
Name:	ROB SANNICANDRO
Title:	DIRECTOR

By:	/s/ MAUREEN FARLEY
Name:	MAUREEN FARLEY
Title:	VICE PRESIDENT

DEUTSCHE BANK AG, NEW YORK BRANCH as a Committed Lender and a Managing Agent

By:	/s/ ROB SANNICANDRO
Name:	ROB SANNICANDRO
Title:	DIRECTOR

By:	/s/ MAUREEN FARLEY
Name:	MAUREEN FARLEY
Title:	VICE PRESIDENT

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

BANK OF AMERICA, N.A., as a Committed Lender and a Managing Agent

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Managing Director

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

Solely with respect to the amendment of “Commitment Termination Date” in Section 2.1:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Paying Agent and Securities Intermediary

By:	/s/ Jennifer C. Westberg
Name:	Jennifer C. Westberg
Title:	Vice President

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

BARCLAYS BANK PLC, as a Committed Lender and a Managing Agent

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Director

SHEFFIELD RECEIVABLES COMPANY LLC, as a Conduit Lender

By:	Barclays Bank PLC,
as attorney-in-fact

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Director

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Lender and a Managing Agent

By:	/s/ JOSEPH MCELROY
Name:	JOSEPH MCELROY
Title:	DIRECTOR

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement

SUNTRUSTBANK, as a Committed Lender and a Managing Agent

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Vice President

Signature Page to Omnibus Amendment No. 8 to Receivables Loan Agreement and Amendment No. 3 to Sale and Contribution Agreement